Exhibit 99.1

Contact: Janet Kirkley, 704-532-3318 For Immediate Release

Speedway Motorsports Reports Results for the Three and Six Months Ended

June 30, 2016 and Reaffirms Full Year 2016 Guidance

CONCORD, NC (July 27, 2016) Speedway Motorsports, Inc. (SMI) (NYSE: TRK) today reported second quarter 2016 total revenues of $175.7 million and net income of $24.7 million or $0.60 per diluted share. Six month 2016 total revenues were $258.9 million and net income was $25.6 million or $0.62 per diluted share. The results were within managements expectations, and SMI reaffirmed its full year 2016 non-GAAP earnings guidance of $0.90 to $1.10 per diluted share as further described below.

Management believes many of the Companys revenue categories continue to be negatively impacted by economic conditions, including underemployment and the absence of a stronger middle class economic recovery, lower travel and spending by certain fans and customers due to ongoing geopolitical events, and high food and health-care costs. The Companys admissions, certain event related revenues and operating costs were negatively impacted by poor weather surrounding several of its events in the first and second quarters 2016, including Texas Motor Speedways rain postponed IndyCar series racing event rescheduled to the third quarter 2016.

Race schedule changes in 2016 as compared to 2015 are presented below in the Selected Financial Data. Prior year amounts reflect the Company's revision of previously issued financial statements in 2015.

Second Quarter Comparison

Total revenues were $175.7 million in 2016 compared to $179.3 million in 2015
After tax impairment charge for other intangible assets and goodwill of $63.4 million or $1.54 per diluted share in 2015
Net income was $24.7 million or $0.60 per diluted share in 2016 compared to a net loss of $35.2 million or $0.85 per diluted share in 2015
Non-GAAP net income was $24.7 million or $0.60 per diluted share in 2016 compared to $28.2 million or $0.68 per diluted share in 2015

Year-to-Date Comparison

Total revenues were $258.9 million in 2016 compared to $264.6 million in 2015
In 2015 (after tax items):
o	Impairment charge for other intangible assets and goodwill of $63.4 million or $1.54 per diluted share
o	Loss on early debt redemption and refinancing of $5.3 million or $0.13 per diluted share
o	Interim interest expense associated with early debt redemption of $1.1 million or $0.03 per diluted share
Net income was $25.6 million or $0.62 per diluted share in 2016 compared to a net loss of $39.6 million or $0.96 per diluted share in 2015
Non-GAAP net income was $25.6 million or $0.62 per diluted share in 2016 compared to $30.2 million or $0.73 per diluted share in 2015

Non-GAAP Financial Information and Reconciliation

Net income and diluted earnings per share as adjusted and set forth below are non-GAAP (other than generally accepted accounting principles) financial measures presented as supplemental disclosures to their individual corresponding GAAP basis amounts. The following schedule reconciles those non-GAAP financial measures to their most directly comparable information presented using GAAP. Management believes such non-GAAP information is useful and meaningful to investors and helps in understanding, using and comparing the Companys operating results.

We have not reconciled 2016 non-GAAP forward-looking earnings per diluted share to its most directly comparable GAAP measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts to estimate and quantify various necessary GAAP components largely because, as indicated by our relatively wide range of earnings guidance, forecasting or predicting our future operating results is subject to many factors out of our control or not readily predictable. Such factors include weather conditions surrounding our events, the seasonal popularity or success of NASCAR and other racing in general, the impact of geopolitical factors on travel plans, and fluctuating costs of food, gas, health-care and other basic necessities, any or all of which can significantly impact our admissions, certain event related revenues and associated direct expense of events. These components and other factors could significantly impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.

Management uses the non-GAAP information to assess the Companys operations for the periods presented, analyze performance trends and make decisions regarding future operations because it believes this separate information better reflects ongoing operating results. This non-GAAP financial information is not intended to be considered independent of or a substitute for results prepared in accordance with GAAP. This non-GAAP financial information may not be comparable to similarly titled measures used by other entities and should not be considered as alternatives to net income or loss, or diluted earnings or loss per share, determined in accordance with GAAP. Individual quarterly per share amounts may not be additive due to rounding. Amounts below are in thousands except per share amounts.

	Three Months Ended June 30:		Six Months Ended June 30:
	2016	2015	2016	2015
Net income (loss) using GAAP	$24,747	$(35,179)	$25,608	$(39,578)
Impairment of other intangible assets and goodwill, pre-tax	--	98,868	--	98,868
Loss on early debt redemption and refinancing, pre-tax	--	--	--	8,372
Interim interest expense, pre-tax	--	--	--	1,688
Aggregate income tax effect of non-GAAP adjustments	--	(35,454)	--	(39,186)
Non-GAAP net income	$24,747	$28,235	$25,608	$30,164

Diluted earnings (loss) per share using GAAP	$0.60	$(0.85)	$0.62	$(0.96)
Impairment of other intangible assets and goodwill, pre-tax	--	2.39	--	2.39
Loss on early debt redemption and refinancing, pre-tax	--	--	--	0.20
Interim interest expense, pre-tax	--	--	--	0.04
Aggregate income tax effect of non-GAAP adjustments	--	(0.86)	--	(0.95)
Non-GAAP diluted earnings per share	$0.60	$0.68	$0.62	$0.73

Significant 2016 Second Quarter Racing Events

Bristol Motor Speedway NASCAR Food City 500 Sprint Cup and Fitzgerald Glider Kits 300 Xfinity Series, and NHRA Thunder Valley Nationals racing events

Charlotte Motor Speedway NASCAR Sprint All-Star Race, Coca-Cola 600 Sprint Cup, Hisense 4K TV 300 Xfinity and North Carolina Education Lottery 200 Camping World Truck Series, and NHRA 4-Wide Nationals  racing events

Las Vegas Motor Speedway DENSO Spark Plugs NHRA Nationals racing event
Sonoma Raceway NASCAR Toyota/Save Mart 350 Sprint Cup Series racing event

Texas Motor Speedway NASCAR Duck Commander 500 Sprint Cup, OReilly Auto Parts 300 Xfinity and Rattlesnake 400 Camping World Truck, and IndyCar Firestone 600 Series racing events (postponed and rescheduled to the third quarter 2016 due to poor weather)

2016 Earnings Guidance

The Company reaffirmed that second quarter 2016 results are consistent with its previous full year 2016 non-GAAP earnings guidance of $0.90-$1.10 per diluted share, excluding non-recurring and other special items. The range of earnings guidance reflects the continuing negative impact of uncertain economic conditions, among other factors. Potential higher fuel, health-care and food costs, and continued underemployment could significantly impact our future results.

Dividends and Stock Repurchase Program

During the six months ended June 30, 2016, the Company declared and paid cash dividends of $0.15 per share of common stock each quarter for a combined aggregate of approximately $12.4 million. On July 19, 2016, the Companys Board of Directors declared a quarterly cash dividend of $0.15 per share of common stock, aggregating approximately $6.2 million, payable on September 5, 2016 to shareholders of record as of August 15, 2016. The Board of Directors plans to continue to evaluate cash dividends on a quarterly basis in the future.

During the six months ended June 30, 2016, the Company repurchased 125,000 shares of common stock for approximately $2.3 million under this program. As of June 30, 2016, the Company has repurchased 4,431,000 shares since adoption of the program in April 2005, and the total number of shares available for future repurchase as currently authorized is 569,000.

Comments

SMIs second quarter and year-to-date 2016 results were significantly impacted by poor weather surrounding several of our NASCAR and other non-NASCAR events, including Texas Motor Speedways IndyCar Series race rescheduled to the third quarter 2016, stated Marcus G. Smith, Chief Executive Officer and President of Speedway Motorsports. Our results also were negatively impacted by lower travel and spending by certain fans and customers due to ongoing geopolitical events, and declines in certain non-core revenues. Many entertainment companies, including most sporting venues, are facing admissions, event related revenue and viewership trends similar to SMI and motorsports in general. We are reaffirming our full year 2016 earnings guidance notwithstanding such recurring poor weather and ongoing challenging business conditions, and the continuing struggles of many core fans due to underemployment and the absence of a stronger middle class economic recovery.

Marcus G. Smith continued, Certain revenue categories such as NASCAR ancillary broadcasting revenues reflect improving trends, and many of our other longer-term revenue streams and facilities use are experiencing higher interest. Similar to many motorsports and non-motorsports venues, we have periodically reduced lower demand seating for managing facility capacity and expanded premium hospitality, camping and other facility use. As related to those steps, we are increasingly focused on adjusting our operating cost structures and spending to increase our long-term profitability. SMIs business model of multiple long-term revenue streams, including our strategic initiatives of ongoing debt reduction and restrained capital spending, continues to provide us with strong financial resilience during challenging periods.

O. Bruton Smith, Executive Chairman of Speedway Motorsports stated, Capturing the next generation of race fans, including our largely untapped demographics, is SMIs and NASCARs primary marketing focus. SMI, NASCAR and the media powerhouses are all fully targeting families, the younger generation and first-time fans. But, always remembering that our long-time core fans are who made this great sport, SMI has many programs to honor and reward their continued patronage. SMI remains steadfast in our never-ending commitment to provide our fiercely loyal fans with new and innovative entertainment and high-end customer service choices that cannot be duplicated at home or other venues, and that is second to none in motorsports. Those factors, along with NASCARs ongoing success of increasing our sports racing competition, provide SMI with significant long-term growth opportunities.

Speedway Motorsports is a leading marketer and promoter of motorsports entertainment in the United States. The Company, through its subsidiaries, owns and operates the following premier facilities: Atlanta Motor Speedway, Bristol Motor Speedway, Charlotte Motor Speedway, Kentucky Speedway, Las Vegas Motor Speedway, New Hampshire Motor Speedway, Sonoma Raceway and Texas Motor Speedway. The Company provides souvenir merchandising services through its SMI Properties subsidiaries; manufactures and distributes smaller-scale, modified racing cars and parts through its US Legend Cars International subsidiary; and produces and broadcasts syndicated motorsports programming to radio stations nationwide through its Performance Racing Network subsidiary. For more information, visit the Company's website at www.speedwaymotorsports.com.

This news release contains forward-looking statements, particularly statements with regard to our future operations and financial results. There are many factors that affect future events and trends of our business including, but not limited to, economic factors, weather, the success of NASCAR and others as sanctioning bodies, capital projects and expansion, financing needs, income taxes and a host of other factors both within and outside of management control. These factors and other factors, including those contained in our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, involve certain risks and uncertainties that could cause actual results or events to differ materially from management's views and expectations. Inclusion of any information or statement in this news release does not necessarily imply that such information or statement is material. The Company does not undertake any obligation to release publicly revised or updated forward-looking information, and such information included in this news release is based on information currently available and may not be reliable after this date.

Note: Speedway Motorsports will host a conference call and webcast today at 10:00 AM (ET) open to the public. To participate in the conference call, you may dial 877-201-0168 (US / Canada / toll-free) or 647-788-4901 (international). The reference number is 44648739. A webcast of the call can be accessed at the Company's website at www.speedwaymotorsports.com under Investors. Participating in the call will be Marcus G. Smith, Chief Executive Officer and President, and William R. Brooks, Vice Chairman, Chief Financial Officer and Treasurer.

Speedway Motorsports, Inc. and Subsidiaries

Selected Financial Data - Unaudited

For The Three and Six Months Ended June 30, 2016 and 2015

(In thousands except per share amounts)

	Three Months Ended		Six Months Ended
STATEMENT OF OPERATIONS DATA	6/30/2016	6/30/2015 (a)	6/30/2016	6/30/2015 (a)

Revenues:
Admissions	$29,634	$31,904	$45,073	$50,656
Event related revenue	49,339	52,979	71,069	75,249
NASCAR broadcasting revenue	89,167	86,479	126,614	122,798
Other operating revenue	7,548	7,959	16,108	15,892
Total Revenues	175,688	179,321	258,864	264,595
Expenses and Other:
Direct expense of events	34,730	34,598	47,790	49,468
NASCAR event management fees	52,478	51,004	74,776	72,623
Other direct operating expense	4,955	5,254	10,544	10,092
General and administrative	27,312	25,453	51,386	48,544
Depreciation and amortization	13,570	13,375	26,941	26,710
Interest expense, net	3,291	3,593	6,630	9,850
Impairment of other intangible assets and goodwill	-	98,868	-	98,868
Loss on early debt redemption and refinancing	-	-	-	8,372
Other (income) expense, net	(13)	57	55	(333)
Total Expenses and Other	136,323	232,202	218,122	324,194
Income (Loss) Before Income Taxes	39,365	(52,881)	40,742	(59,599)
Income Tax Provision	(14,618)	17,702	(15,134)	20,021
Net Income (Loss)	$24,747	$(35,179)	$25,608	$(39,578)

Basic Earnings (Loss) Per Share	$0.60	$(0.85)	$0.62	$(0.96)
Weighted average shares outstanding	41,184	41,313	41,206	41,326

Diluted Earnings (Loss) Per Share	$0.60	$(0.85)	$0.62	$(0.96)
Weighted average shares outstanding	41,195	41,346	41,220	41,361

Major NASCAR-sanctioned Events Held During Period	8	8	12	12

Certain Race Schedule Changes:

•	Poor weather resulted in delaying the start of the NASCAR Sprint Cup race held at Las Vegas Motor Speedway in the first quarter 2016
•

Charlotte Motor Speedway (CMS) held one major National Hot Rod Association racing event in the second quarter 2016 that was held in the first quarter 2015. Poor weather resulted in cancellation of a portion of the weekend racing event

•

Poor weather resulted in delays in starting and completing the NASCAR Sprint Cup race at Texas Motor Speedway (TMS) and Sprint All-Star race at CMS, and next day rescheduling of one NASCAR Camping World Truck Series race at CMS, in the second quarter 2016

•	Poor weather resulted in delays in starting and completing one IndyCar race at TMS, which has been rescheduled from the second quarter 2016 to the third quarter 2016

(a) Prior year amounts reflect the Company's revision of previously issued financial statements in 2015.

BALANCE SHEET DATA	6/30/2016	12/31/2015

Cash and cash equivalents	$84,103	$82,010
Total current assets	153,455	142,886
Property and equipment, net	1,025,242	1,019,650
Goodwill and other intangible assets, net	345,736	345,736
Total assets	1,554,531	1,539,197

Deferred race event and other income, net	73,831	57,549
Total current liabilities	132,014	108,369
Credit facility borrowings (all term loan)	88,000	120,000
Total long-term debt	289,206	321,383
Total liabilities	757,690	754,357
Total stockholders' equity	796,841	784,840

4